UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2025

Dankon Corporation

(Exact name of registrant as specified in its charter)

Wyoming	333-286856	35-2875157
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

66 W Flagler Street Suite 900,

Miami, Florida, 33130

Tel: +1-810-580-3677

(Address of principal executive offices, zip code)

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2025, Tomasz Iwanski was elected to the board of directors of Dankon Corporation (the “Company”).

 Tomasz Iwanski, age 28, joined the company in September 2025 as director. Prior to joining the company, Mr. Iwanski was a Cloud Solution Developer at FORUM S.A., a technological company, from April 2019. Additionally, Mr. Iwanski has gained experience as a DevOps engineer, enhancing his broad skill set in cloud infrastructure management, automation, and continuous integration/continuous deployment (CI/CD) processes. Mr. Iwanski’s education includes Master’s degree in Computer Science from University of Warsaw.

There are no arrangements or understandings between Mr. Iwanski and any other person pursuant to which he was selected as director. Mr. Iwanski does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Iwanski has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2025

Dankon Corporation

By:	/s/ Edgar Ulises Rodriguez Velazquez
	Name:	Edgar Ulises Rodriguez Velazquez
	Title:	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)